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                                                                    EXHIBIT 23.5

                                CONSENT OF EXPERT

                  Reference is made to the Registration Statement on Form 40-F (the "Registration Statement") of Ivanhoe Mines Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                  We hereby consent to the use of and reference to our name and our reports, and the inclusion of information derived from our reports, under the heading "Item 3: General Development of the Business - History" of the Company's Annual Information Form for the year ended December 31, 2000, dated May 15, 2001, as incorporated by reference into the Registration Statement.

Sincerely,

DUNDEE SECURITIES CORPORATION

______________________________
Name:
Title:

Date: November 17, 2003